SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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                          Mentor Graphics Corporation
                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                       Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
                                 Carl C. Icahn
                                  Brett Icahn
                                David Schechter
                                  Gary Meyers
                               Jose Maria Alapont
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                             FOR IMMEDIATE RELEASE

            ICAHN CONFIRMS VICTORY AT MENTOR GRAPHICS BOARD ELECTION

New York, New York, May 12, 2011
Contact: Susan Gordon (212) 702-4309

Carl C. Icahn issued the following statement today:

While official results may be several days away, it appears that our three nominees (Jose Maria Alapont, Gary Meyers and David Schechter) have won election as directors of Mentor Graphics, replacing incumbent directors James Fiebiger, Marsha Congdon and Fontaine Richardson. Preliminary results indicate that all three of our nominees won by a meaningfully high margin. We hope this marks the beginning of a secular change in corporate governance that will usher in a new era in which director accountability to shareholders becomes the rule rather than the exception.

This is an important victory for Mentor Graphics shareholders, many of whom clearly shared our belief that change was warranted at the company. This is also a major triumph for shareholder democracy generally. We have always maintained that a board's primary responsibility is to oversee management to ensure that the interests of shareholders - the owners of the company - are zealously protected and advanced above all others. In our view, there is no better way to achieve that goal than to increase the alignment of the interests of directors and owners by allowing owners to have significant board representation.

We continue to believe Mentor's shares are undervalued and are pleased to have provided a mechanism for shareholders to have a greater voice in determining the company's future. Our nominees look forward to a cooperative and productive relationship with the remaining incumbent directors.